EXHIBIT 99.1

SONICWALL ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS

Sunnyvale, Calif. — September 25, 2002 — SonicWALL, Inc. (NASDAQ: SNWL), the leading provider of comprehensive Internet security solutions, today announced that based on preliminary estimates, it expects revenue for the third quarter ending September 30, 2002 to fall within the range of $23 million to $26 million, compared to $27.8 million reported in the third quarter of 2001.

Pro forma net income for the third quarter, which excludes amortization of intangibles and stock based compensation expense, is expected to fall within the range of $(0.01) to $0.01 per diluted share, compared to pro forma net income of $0.08 per diluted share in the same period a year ago. Net loss, including amortization of intangibles and stock based compensation expense, for the third quarter of 2002 is expected to be within the range of $(0.03) to $(0.05) per share, compared to a net loss of $(0.09) per share during the same period of the previous year.

“During the third quarter, we experienced a slowdown in demand for our mid-sized enterprise products,” said Bill Roach, Interim CEO of SonicWALL. “Based upon our discussions with customers and channel partners, we believe this slowdown is generally due to the currently challenging economic environment and its impact on IT spending. While our mid-tier products have not met our targets for the quarter, we have continued to experience robust demand for our SOHO and TELE product lines. We will comment more fully on the results of our quarter on our regularly scheduled earnings conference call.”

Conference Call and Webcast Information

SonicWALL will hold a conference call today to discuss its preliminary third quarter results at approximately 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). The dial-in number for this conference call in the United States is (800) 231-9012, and the number for international callers is (719) 457-2617. A replay of this conference call will be available for two days by dialing (888) 203-1112, and entering the access code 288039. In addition, a live Webcast of this conference call will be available on the Investor Relations page of the company’s Web site: www.sonicwall.com/corporate_info/investor/index.html

Webcast participants should register approximately 15 minutes before the event. A replay of this Webcast will also be available on the company’s Investor Relations Web site.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements regarding estimates of our revenues, net income and net income per share for the quarter ending September 30, 2002. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, receipt of more detailed information about our third quarter results and further analysis of our revenues and expenses. In addition, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2001, for a more detailed description of the risks facing our business. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.

SonicWALL, Inc. is the leading provider of integrated Internet security appliances offering access security, transaction security and security services for the enterprise, e-commerce, SME, education and government markets. Core technologies include firewall, VPN, SSL, high availability, anti-virus, strong authentication with digital certificates, vulnerability assessment and content filtering. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, Calif. SonicWALL trades on the Nasdaq Stock Market under the symbol SNWL. For more information, contact SonicWALL at (408) 745-9600 or visit the company Web site at www.sonicwall.com.

For Additional Information Contact:
Kristin Fabos (Media Relations)
SonicWALL, Inc.
(408) 962-7108
kfabos@sonicwall.com

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of trademarks of their respective companies.